CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Small Company Growth Fund II



         We consent to the use of our report dated June 27, 1997 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectuses.



                                                KPMG PEAT MARWICK LLP

                                                /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
August 1, 1997

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